Exhibit 99.1

Blackstone Mortgage Trust Reports

First Quarter 2015 Results

New York, April 28, 2015: Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its first quarter 2015 results. Net income for the first quarter was $35 million, or $0.60 per share.

Stephen D. Plavin, Chief Executive Officer, said, “The organic growth of the BXMT senior loan business has driven our asset base to $5 billion in less than two years and produced $0.54 per share of Core Earnings for the first quarter. With the pending acquisition of the GE Capital loan portfolio, we are taking a major leap forward in our scale and ability to generate Core Earnings, further demonstrating the power of the Blackstone real estate platform and our commitment to increasing shareholder value.”

Blackstone Mortgage Trust issued a full detailed presentation of its first quarter 2015 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, April 29, 2015 at 10:00 a.m. ET to discuss first quarter 2015 results. The conference call can be accessed by dialing +1 (888) 268-4178 (U.S. domestic) or +1 (617) 597-5494 (international), with the passcode 245-054-61# or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay will be available on the Company’s website or by telephone beginning approximately two hours after the event. The replay call number is +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), with the passcode 259-648-85#.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE:BXMT) is a real estate finance company that originates and acquires senior loans collateralized by properties in North America and Europe. BXMT is a real estate investment trust headquartered in New York City and is externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

Blackstone Mortgage Trust, Inc.

345 Park Avenue

New York, New York 10154

T 212 655 0220

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with almost $310 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s proposed loan portfolio acquisition from GE Capital and operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and under the section entitled “Risks Related to the Loan Portfolio Acquisition” in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2015, as such factors may be updated from time to time in its periodic filings with the SEC which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

We refer to “Core Earnings”, which is a non-GAAP financial measure, in this release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of first quarter 2015 results and is available on our website at www.bxmt.com.

Investor and Media Relations Contact

Weston Tucker

Blackstone

+1 (888) 756-8443

tucker@blackstone.com

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